UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 1, 2005

    Coastal Banking Company, Inc.
(Exact name of registrant
as specified in its charter)

    South Carolina
(State or Other Jurisdiction of Incorporation)

000-28333	58-2455445
(Commission File Number)	(I.R.S. Employer Identification No.)

36 Sea Island Parkway, Beaufort, South Carolina (Address of Principal Executive Offices)	29902 (Zip Code)

(Registrant's telephone number, including area code): (843) 522-1228

    Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

        On October 1, 2005, Coastal Banking Company, Inc. (“Coastal”) consummated its merger with First Capital Bank Holding Corporation (“First Capital”) pursuant to the Agreement and Plan of Merger dated April 6, 2005, as amended on May 19, 2005 (the “Merger Agreement”). The merger was completed through the merger of First Capital with and into Coastal with Coastal being the surviving corporation in the merger.

        Pursuant to the terms of the Merger Agreement, Coastal issued a total of approximately 1,246,566 shares to former First Capital shareholders. Under the terms of the Merger Agreement, First Capital received 1.054 shares of Coastal common stock for each share of First Capital stock.

ITEM 5.02   DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

        At the effective time of the merger, Michael G. Sanchez became the new president of Coastal pursuant to an employment agreement executed in connection with the merger and previously disclosed on a Form 8-K. He also serves as and president and chief executive officer of First National Bank, a subsidiary of Coastal. The former president of Coastal, Randolph C. Kohn, retained his position as chief executive officer. He also serves as president and chief executive officer of Lowcountry National Bank, a subsidiary of Coastal, pursuant to an employment agreement executed in connection with the merger and previously disclosed on a Form 8-K. In addition, Timothy S. Ayers became the chief operating officer of Coastal, First National Bank, and Lowcountry National Bank.

        Upon the effective time of the merger and as set forth in the amended and restated articles of incorporation of Coastal, the following original Coastal directors were elected to serve on the board of the surviving company: James W. Holden, Class I; James C. Key, Class I; Ladson F. Howell, Class II; Dennis O. Green, Class II; Randolph C. Kohn, Class III; and Robert B. Pinkerton, Class III. In addition, the following former First Capital directors were elected to serve on the board of the surviving company: Michael G. Sanchez, Class I; Christina H. Bryan, Class I; Ron Anderson, Class II; Suellen Rodeffer Garner, Class II; Robert L. Peters, Class III; and Edward E. Wilson, Class III. The terms of directors in the first class expire at the first annual shareholders’ meeting after the effective time of the merger, the terms of the second class expire at the second annual shareholders’ meeting after the effective time of the merger, and the terms of the third class expire at the third annual shareholders’ meeting after the effective time of the merger.

        In connection with the consummation of the merger and in accordance with the amended and restated articles of incorporation, the following directors resigned from the board of directors of Coastal at the effective time of the merger: Marjorie Trask Gray, DMD, Mark B. Heles, Lila N. Meeks, John M. Trask, III, Ron Lewis, and Matt A. Trumps.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

The required financial information will be filed by amendment to this report no later than December 16, 2005.

(b)	Pro Forma Financial Information

The required pro forma financial information will be filed by amendment to this report no later than December 16, 2005.

(c)	Exhibits: The following exhibits are filed as part of this report:

Exhibit Number	Description

2.1	Agreement and Plan of Merger between Coastal Banking Company, Inc. and First Capital Bank Holding Corporation dated April 6, 2005, as amended on May 19, 2005 (Incorporated by reference to Coastal Current Reports on Form 8-K filed on April 6, 2005 and May 20, 2005).

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COASTAL BANKING COMPANY, INC.

By: /s/ James L. Pate, III Name: James L. Pate, III Title: Chief Financial Officer

Dated: October 3, 2005

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger between Coastal Banking Company, Inc. and First Capital
Bank Holding Corporation dated April 6, 2005, as amended on May 19, 2005 (Incorporated by reference to Coastal Current Reports on Form 8-K filed on April 6, 2005 and May 20, 2005).